EXHIBIT 5.1

                               August 16, 2004

 Carrington Laboratories, Inc.
 2001 Walnut Hill Lane
 Irving, Texas 75038

      Re:  Registration Statement on Form S-8

 Dear Ladies and Gentlemen:

      We have acted as counsel for Carrington Laboratories, Inc., a Texas corporation (the "Company"), in connection with the filing of the Registration Statement (the "Registration Statement") on Form S-8 on or about August 16, 2004, which is also a post-effective amendment to Registration Statement No. 333-69372 on Form S-8 filed with the Securities and Exchange Commission on September 14, 2001 and Registration Statement No. 33-55920 on Form S-8 filed with the Securities and Exchange Commission on December 18, 1992. The Registration Statement is registering the offer and sale of an aggregate of 250,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, for issuance under the Company's Employee Stock Purchase Plan (the "Plan") attached to the Registration Statement as Exhibit 4.1.

      We have participated in the preparation of the Registration Statement filed with the Securities and Exchange Commission relating to the registration of the Shares under the Securities Act of 1933, as amended. We have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the relevant resolutions of the Company's Board of Directors, the Registration Statement and such corporate records of the Company, certificates of officers of the Company, and other instruments and documents as we have deemed necessary to review as a basis for the opinion hereinafter expressed. As to various questions of fact material to such, opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company whom we believe to be responsible.

      Based upon the foregoing and in reliance thereon, we advise you that in our opinion, the Shares, when issued and delivered in accordance with the provisions of the Plan, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Respectfully submitted,


                                         /s/ Thompson & Knight L.L.P.
                                         Thompson & Knight L.L.P.